EXHIBIT 32.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER OF
TORO VENTURES INC.
FORM 10-Q FOR THE THREE MONTH PERIOD ENDED SEPTEMBER 30, 2009
PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Joseph Arcaro, am the Chief Executive Officer of Toro Ventures Inc., a Nevada corporation (the "Company"). I am delivering this certificate in connection with the Quarterly Report on Form 10-Q of the Company for the three month period ended September 30, 2009 and filed with the Securities and Exchange Commission ("Quarterly Report").

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, I hereby certify that, to the best of my knowledge, the Quarterly Report fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: June 17, 2013
By: /s/ Joseph Arcaro Joseph Arcaro Chief Financial Officer and Director